EXHIBIT 99.1

MAGICJACK REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

•	Total net revenues of $25.5 million, access rights renewal revenues were $17.1 million
•	GAAP operating income of $4.4 million, Adjusted EBITDA of $8.0 million
•	GAAP diluted EPS of $0.07, non-GAAP diluted EPS of $0.31
•	Generated $7.0 million in free cash flow
•	Activations increased to 196,000 and churn reduced to 3.1%
•	Cash and cash equivalents increased to $82.9 million and no debt as of March 31, 2015

West Palm Beach, Fla. and Jerusalem, Israel, May 11, 2015 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications company, today announced financial results for the first quarter ended March 31, 2015.

“We were pleased with our first quarter results, highlighted by the sequential increase of activations, lower churn and strong free cash flow generation,” said Gerald Vento, President and CEO of magicJack VocalTec. “With the recent launch of the magicAPP subscription service, continued strong support from our retail partners and ongoing commitment to control costs, we are well positioned to generate strong free cash flow for the remainder of the year.”

First Quarter 2015 Financial Highlights:

–
Net revenues: Total net revenues for the first quarter of 2015 were $25.5 million. Net revenues from the sales of magicJack devices were $3.4 million and access rights renewal revenues were $17.1 million, and accounted for 67% of total net revenues. Prepaid minute revenues were $2.2 million and access and wholesale charges were $1.4 million during the quarter. Other revenue contributed the remaining $1.4 million of total net revenues during the first quarter of 2015.

–	Operating income: GAAP operating income for the first quarter of 2015 was $4.4 million.

–	Adjusted EBITDA: Adjusted EBITDA was for the first quarter of 2015 was $8.0 million.

–	Net income: GAAP net income for the first quarter of 2015 was $1.3 million or $0.07 GAAP diluted income per share based on 17.9 million weighted-average diluted ordinary shares outstanding.

–
Non-GAAP net income: Non-GAAP net income for the first quarter of 2015 was $5.6 million or $0.31 non-GAAP earnings per diluted shares based on 17.9 million weighted-average diluted ordinary shares outstanding.

Cash and free cash flow: As of March 31, 2015, magicJack VocalTec had cash and cash equivalents of $82.9 million and no debt. During the first quarter of 2015, the company generated $7.0 million in free cash flow.

A reconciliation of GAAP to non-GAAP measures, as well as the calculation of free cash flow has been provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional First Quarter 2015 and Recent Highlights:

–	As of March 31, 2015, magicJack had an estimated 2.70 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated 196,000 subscribers during the first quarter of 2015. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended March 31, 2015, magicJack’s average monthly churn was 3.1%.

–	magicJack APP had 2.7 million monthly active unique APP users as of March 31, 2015.

Quarterly Conference Call:

magicJack VocalTec will host a conference call today at 5:00 p.m. EDT to review the company's financial results for the first quarter of 2015. To access this call, dial 1-888-724-9518 (United States), or 1-913-312-1473 (international), with conference ID #2183336. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec’s website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm. A recording of this conference call will also be available through May 25, 2015, by dialing 1-877-870-5176 (United States), or 1-858-384-5517 (international). The recording access code is #2183336.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, now in its fourth generation, has millions of downloads of its free calling app, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

Non-GAAP Measures

The non-GAAP measures shown in this release exclude various items detailed further below.

–
magicJack defines adjusted EBITDA as GAAP operating income excluding: depreciation and amortization, share-based compensation, transaction related expenses, provision for device returns, transition costs related to introduction of a new device, a reversal of unused price protection accrual, the net change to provision for bad debt expense and a legal settlement.

–
magicJack defines non-GAAP net income as GAAP net income excluding: share-based compensation, transaction related expenses, provision for device returns, transition costs related to introduction of a new device, a reversal of unused price protection accrual, the net change to provision for bad debt expense and a legal settlement, release of tax valuation allowance, foreign currency revaluations on tax assets and net uncertain tax positions.

–	magicJack defines free cash flow as net cash provided by operating activities minus capital expenditures.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; our ability to develop, introduce and market innovative products, services and applications; our ability to increase sales of magicJack devices; our ability to successfully integrate the magicJack GO device with our mobile app; our ability to successfully monetize our mobile app; delays in development we may experience with respect to magicJack devices or our mobile app; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data) (Unaudited)

	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	31-Mar-15	31-Dec-14	31-Mar-14
Net revenues	25,512	25,716	35,313
Cost of revenues	9,467	8,650	13,022
Gross profit	16,045	17,066	22,291
Operating expenses:
Marketing	2,750	5,204	4,296
General and administrative	7,700	7,191	8,650
Research and development	1,162	1,258	1,744
Total operating expenses	11,612	13,653	14,690
Operating income	4,433	3,413	7,601
Other income:
Gains on investments	-	-	-
Interest and dividend income	11	9	46
Interest expense	(34)	(38)	(65)
Fair value loss on common equity put options	-	-	-
Other income, net	-	-	1
Total other expense	(23)	(29)	(18)
Income before income taxes	4,410	3,384	7,583
Income tax expense	3,102	7,186	2,264
Net income (loss)	$1,308	$(3,802)	$5,319

Earnings (loss) per ordinary share:
Basic	$0.07	$(0.21)	$0.30
Diluted	$0.07	$(0.21)	$0.30
Weighted average ordinary shares outstanding:
Basic	17,868	17,841	17,827
Diluted	17,877	17,841	17,830

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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION
(In thousands) (Unaudited)

	As of	As of
ASSETS	31-Mar-15	31-Dec-14
Current Assets
Cash and cash equivalents	$82,935	$75,945
Marketable securities, at fair value	367	367
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	2,855	3,903
Inventories	6,856	5,635
Deferred costs	2,463	2,765
Deferred tax assets, current	13,341	13,341
Prepaid income taxes	12,508	12,513
Deposits and other current assets	1,258	1,170
Total current assets	122,583	115,639

Property and equipment, net	3,898	3,564
Intangible assets, net	8,659	9,473
Goodwill	32,304	32,304
Deferred tax assets, non-current	31,908	32,510
Deposits and other non-current assets	741	743
Total Assets	$200,093	$194,233

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$2,573	$2,879
Income tax payable	10,254	9,197
Accrued expenses and other current liabilities	7,794	8,406
Deferred revenue, current portion	58,398	56,445
Total current liabilities	79,019	76,927

Deferred revenue, net of current portion	54,520	54,782
Other non-current liabilities	14,877	13,438
Total Capital Equity	51,677	49,086
Total Liabilities and Capital Equity	$200,093	$194,233

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	31-Mar-15	31-Dec-14	31-Mar-14
Cash flows from operating activities:
Net income	$1,308	$(3,802)	$5,319
Provision for doubtful accounts and billing adjustments	33	508	114
Share-based compensation	1,283	1,476	2,669
Depreciation and amortization	1,016	1,012	1,391
Impairment of intangible assets	-	-	-
Increase of uncertain tax position	-	13,815	-
Deferred income tax provision (benefit)	602	(3,318)	646
Interest expense - non-cash	34	38	65
Gains on investments	-	-	-
Fair value loss on common equity put options	-	-	-
Changes in operating assets and liabilities	3,257	(8,210)	3,986
Net cash provided by operating activities	7,533	1,519	14,190
Cash flows from investing activities:
Purchases of investments	-	-	-
Proceeds from sales of investments	-	-	-
Purchases of property and equipment	(543)	(302)	(1,360)
Acquisition of intangible assets	-	(470)	-
Net cash used in investing activities	(543)	(772)	(1,360)
Cash flows from financing activities:
Purchase of treasury stock	-	-	-
Proceeds from exercise of ordinary share options	-	-	16
Payment of other non-current liabilities	-	-	-
Net cash provided by financing activities	-	-	16

Net increase in cash and cash equivalents	6,990	747	12,846
Cash and cash equivalents, beginning of period	75,945	75,198	45,997
Cash and cash equivalents, end of period	$82,935	$75,945	$58,843

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RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA
(In thousands) (Unaudited)

	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	31-Mar-15	31-Dec-14	31-Mar-14
GAAP Operating income	$4,433	$3,413	$7,601
Depreciation and amortization	1,016	1,012	1,391
Share-based compensation	1,283	1,476	2,669
Transaction related expenses	551	603	-
Provision for device returns	-	153	100
Transition costs related to introduction of new device	5	110	-
Reversal of unused price protection accrual	-	-	(123)
Net change to provision for bad debt expense	32	(12)	95
Legal settlement	675	-	-
Adjusted EBITDA	$7,995	$6,755	$11,733

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RECONCILIATION OF NET INCOME TO NON-GAAP INCOME BEFORE TAX
(In thousands) (Unaudited)

	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	31-Mar-15	31-Dec-14	31-Mar-14
GAAP Net income	$1,308	$(3,802)	$5,319
Share-based compensation	1,283	1,476	2,669
Transaction related expenses	551	603	-
Provision for device returns	-	153	100
Transition costs related to introduction of new device	5	110	-
Reversal of unused price protection accrual	-	-	(123)
Net change to provision for bad debt expense	32	(12)	95
Legal settlement	675	-	-
Release of tax valuation allowance	(195)	(1,339)	-
Foreign currency revaluations on tax assets	1,847	4,326	-
Uncertain tax positions, net	105	1,196	-
Non-GAAP Net income	$5,611	$2,711	$8,060

GAAP earnings per ordinary share – Diluted	$0.07	$(0.21)	$0.30
Share-based compensation	0.07	0.08	0.15
Transaction related expenses	0.03	0.03	-
Provision for device returns	-	0.01	0.01
Transition costs related to introduction of new device	0.00	0.01	-
Reversal of unused price protection accrual	-	-	(0.01)
Net change to provision for bad debt expense	0.00	(0.00)	0.00
Legal settlement	0.04	-	-
Release of tax valuation allowance	(0.01)	(0.07)	-
Foreign currency revaluations on tax assets	0.10	0.24	-
Uncertain tax positions, net	0.01	0.07	-
Non-GAAP Earnings per share – Diluted	$0.31	$0.15	$0.45

Weighted average ordinary shares outstanding - Diluted:	17,877	17,879	17,830

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands) (Unaudited)

	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	31-Mar-15	31-Dec-14	31-Mar-14
Net cash provided by operating activities	$7,533	$1,519	$14,190
Less: Capital expenditures	(543)	(302)	(1,360)
Free cash flow	$6,990	$1,217	$12,830